UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549
_____________
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of earliest event
  reported: March 18, 2009

AMR CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-8400	75-1825172
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4333 Amon Carter Blvd.	Fort Worth, Texas	76155
(Address of principal executive offices)		(Zip code)

(817) 963-1234
(Registrant's telephone number)

   (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                Other Events

AMR Corporation is filing herewith its Eagle Eye communication to investors.  This document includes (a) actual unit cost, fuel price, capacity and traffic information for January and February and (b) forecasts of unit cost, revenue performance, fuel prices and fuel hedging, capacity and traffic estimates, liquidity expectations, other income/expense estimates and share count.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMR CORPORATION

/s/ Kenneth W. Wimberly
Kenneth W. Wimberly
Corporate Secretary

Dated:  March 18, 2009

AMR EAGLE EYE
March 18, 2009

Statements in this report contain various forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which represent the Company's expectations or beliefs concerning future events.  When used in this document, the words “expects”, “plans,” “anticipates,” “indicates,” “believes,” “forecast,” “guidance,” “outlook”, “may,” “will,” “should”, “seeks”, “targets” and similar expressions are intended to identify forward-looking statements.  Similarly, statements that describe our objectives, plans or goals are forward-looking statements.  Forward-looking statements include, without limitation, the Company’s expectations concerning operations and financial conditions, including changes in capacity, revenues and costs; future financing plans and needs; overall economic and industry conditions; plans and objectives for future operations; regulatory approvals and actions; and the impact on the Company of its results of operations in recent years and the sufficiency of its financial resources to absorb that impact. Other forward-looking statements include statements which do not relate solely to historical facts, such as, without limitation, statements which discuss the possible future effects of current known trends or uncertainties, or which indicate that the future effects of known trends or uncertainties cannot be predicted, guaranteed or assured.  All forward-looking statements in this report are based upon information available to the Company on the date of this report. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.  This document includes forecasts of unit cost and revenue performance, fuel prices and fuel hedging, capacity and traffic estimates, other income/expense estimates, share count, and statements regarding the Company’s liquidity, each of which is a forward-looking statement.  Forward-looking statements are subject to a number of factors that could cause the Company’s actual results to differ materially from the Company’s expectations.  The following factors, in addition to other possible factors not listed, could cause the Company’s actual results to differ materially from those expressed in forward-looking statements:  the materially weakened financial condition of the Company, resulting from its significant losses in recent years; the ability of the Company to generate additional revenues and reduce its costs; changes in economic and other conditions beyond the Company’s control, and the volatile results of the Company’s operations; the Company’s substantial indebtedness and other obligations; the ability of the Company to satisfy existing financial or other covenants in certain of its credit agreements; continued high and volatile fuel prices and further increases in the price of fuel, and the availability of fuel; the fiercely and increasingly competitive business environment faced by the Company; industry consolidation; competition with reorganized and reorganizing carriers; low fare levels by historical standards and the Company’s reduced pricing power; the Company’s need to raise substantial additional funds and its ability to do so on acceptable terms; changes in the Company’s corporate or business strategy; government regulation of the Company’s business; conflicts overseas or terrorist attacks; uncertainties with respect to the Company’s international operations; outbreaks of a disease (such as SARS or avian flu) that affects travel behavior; labor costs that are higher than those of the Company’s competitors; uncertainties with respect to the Company’s relationships with unionized and other employee work groups; increased insurance costs and potential reductions of available insurance coverage; the Company’s ability to retain key management personnel; potential failures or disruptions of the Company’s computer, communications or other technology systems; changes in the price of the Company’s common stock; and the ability of the Company to reach acceptable agreements with third parties.  Additional information concerning these and other factors is contained in the Company’s Securities and Exchange Commission filings, including but not limited to the Company’s Annual Report on Form 10-K for the year ended December 31, 2008.

This Eagle Eye provides updated guidance for the first quarter and the full year 2009.

Performance Update

Costs:  Unit cost forecasts are attached.

Revenue:  First quarter mainline unit revenue is expected to decrease between 9.6% and 10.6% year over year while first quarter consolidated unit revenue is expected to decrease between 10.2% and 11.2%.  In total, Cargo and Other Revenue is anticipated to decrease between 5.6% and 6.6% relative to first quarter 2008.

Liquidity:  We expect to end the first quarter with a cash and short-term investment balance of approximately $3.1 billion, including approximately $460 million in restricted cash and short-term investments.  Our expected cash balance includes the impact of nearly $700 million in principal payments on long term debt made during the first quarter.  We also expect to end the first quarter with approximately $520 million of hedge collateral posted with counterparties; this amount is not included in our cash balance expectations.

                     Eric Briggle
                     Managing Director, Investor Relations

AMR EAGLE EYE

Fuel Forecast (based on 3/13/09 forward curve)

Fuel Hedge Position:
1Q09: 45% hedged at an average cap of $2.52 / gal jet equivalent with 42% subject to an average floor of $1.91 / gal jet equivalent
2009: 35% hedged at an average cap of $2.51 / gal jet equivalent with 32% subject to an average floor of $1.86 / gal jet equivalent

AMR Fuel Price (Including Effective Hedges and Taxes) and Consumption

	Actual			Forecast
	Jan	Feb	Mar	1Q09	2009
Fuel Price (dollars/gal)	2.00	1.96	1.80	1.92	1.81
Fuel Consumption (MM gals)	233.2	209.1	233.5	675.8	2,761.7

Unit Cost Forecast (cents)

AMR Consolidated Cost per ASM
	Actual			Forecast
	Jan	Feb	Mar	1Q09	2009
AMR Cost per ASM	12.32	13.02	12.25	12.51	12.34
AMR Cost per ASM (ex-special items) 1/ 2/	12.32	12.92	12.25	12.48	12.28
AMR Cost per ASM (ex-fuel and special items) 1/ 2/	8.99	9.66	9.24	9.28	9.24

American Mainline Cost per ASM
	Actual			Forecast
	Jan	Feb	Mar	1Q09	2009
AA Cost per ASM	11.74	12.40	11.64	11.91	11.79
AA Cost per ASM (ex-special items) 1/ 2/	11.74	12.29	11.64	11.87	11.73
AA Cost per ASM (ex-fuel and special items) 1/ 2/	8.48	9.11	8.71	8.75	8.78
Notes:

1Q09 and FY2009 unit cost increase in ex-fuel unit cost versus the prior year is primarily due to cost headwinds associated with reduced capacity, pension-related employee benefit costs, and costs associated with dependability improvement initiatives. Improvement in ex-fuel unit cost expectations versus previous guidance are due to reduced passenger related variable expenses, foreign exchange effects, and efforts focused on reducing costs.

1/ The Company believes that unit costs excluding fuel and/or special items is a useful measurement to investors in monitoring the Company's ongoing cost performance.

2/ The Company plans to retire its fleet of A300 aircraft during 2009. Special items for the first quarter are expected to total approximately $14 million representing the net present value of future lease payments on leased A300 aircraft that were retired during the quarter. Similarly, for the full year 2009 we anticipate special items to total approximately $95 million relating to the early retirement of leased A300s.

AMR EAGLE EYE

Capacity and Traffic Forecast (millions)

AA Mainline Operations
	Actual			Forecast
	Jan	Feb	Mar	1Q09	2009
ASMs	13,069	11,672	12,943	37,684	152,943
Domestic	7,901	7,162	7,918	22,982	92,696
International	5,168	4,510	5,025	14,702	60,247

Traffic	9,641	8,630	10,105	28,375	120,800

Regional Affiliate Operations
	Actual			Forecast
	Jan	Feb	Mar	1Q09	2009
ASMs	956	884	960	2,801	11,473

Traffic	583	574	690	1,848	7,814

Below the Line Income/ Expenses

Total Other Income(Expense) is estimated at ($182) million in the first quarter of 2009.

Share Count (millions)

1Q09
Earnings	Basic	Diluted
$204 million and over	279	288
$0-$203 million	279	281
Loss	279	279

FY2009
Earnings	Basic	Diluted
$813 million and over	281	285
$0-812 million	281	283
Loss	281	281

AMR EAGLE EYE

Reconciliation to GAAP

	Actual			Forecast
	Jan	Feb	Mar	1Q09	2009
Cents
AMR CASM	12.32	13.02	12.25	12.51	12.34
Less Special Items CASM	-	0.10	-	0.03	0.06
AMR CASM Excluding Special Items	12.32	12.92	12.25	12.48	12.28

Less Fuel CASM	3.33	3.26	3.01	3.20	3.04
AMR CASM Excluding Fuel and Special Items	8.99	9.66	9.24	9.28	9.24

	Actual			Forecast
	Jan	Feb	Mar	1Q09	2009
Cents
AA CASM	11.74	12.40	11.64	11.91	11.79
Less Special Items CASM	-	0.11	-	0.04	0.06
AA CASM Excluding Special Items	11.74	12.29	11.64	11.87	11.73

Less Fuel CASM	3.26	3.18	2.93	3.12	2.95
AA CASM Excluding Fuel and Special Items	8.48	9.11	8.71	8.75	8.78